As filed with the Securities and Exchange Commission on May 4, 2016

Registration No. 333-203366

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
on
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRINET GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3359658
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1100 San Leandro Blvd., Suite 400 San Leandro, CA 94577 (510) 352-5000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Burton M. Goldfield
Chief Executive Officer
TriNet Group, Inc.
1100 San Leandro Blvd., Suite 400
San Leandro, CA 94577
(510) 352-5000
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copies to:

Brady Mickelsen Senior Vice President and Chief Legal Officer TriNet Group, Inc. 1100 San Leandro Blvd., Suite 400 San Leandro, CA 94577 (510) 352-5000	Sarah K. Solum, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed public sale: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) is filed by TriNet Group, Inc., a Delaware corporation (“TriNet”), and amends the registration statement initially filed on Form S-3 (File No. 333-203366) with the Securities and Exchange Commission (the “Commission”) on April 10, 2015 (the “Registration Statement”), which registered an unspecified amount of shares of TriNet Common Stock, par value $0.000025 per share, to be sold from time to time and at indeterminate prices. Because TriNet no longer satisfies the eligibility requirements of Form S-3, it has filed this Post-Effective Amendment on Form S-1 to terminate the registration of any securities that remain unsold under the Registration Statement.

Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold, TriNet hereby amends the Registration Statement to remove from registration the securities covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, State of California, on the 4th day of May, 2016.

TriNet Group, Inc.

By:	/s/ Burton M. Goldfield
Burton M. Goldfield
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Burton M. Goldfield	Chief Executive Officer (principal executive officer)	May 4, 2016
Burton M. Goldfield
*	Chief Financial Officer (principal financial officer and principal accounting officer)	May 4, 2016
William Porter
*	Director	May 4, 2016
Katherine August-deWilde
*	Director	May 4, 2016
Martin Babinec
*	Director	May 4, 2016
H. Raymond Bingham
/s/ Paul Chamberlain	Director	May 4, 2016
Paul Chamberlain
*	Director	May 4, 2016
Kenneth Goldman
*	Director	May 4, 2016
David C. Hodgson
*	Director	May 4, 2016
John H. Kispert
*	Director	May 4, 2016
Wayne B. Lowell

*	Pursuant to Power of Attorney

By:	/s/ Burton M. Goldfield
Burton M. Goldfield
Chief Executive Officer